U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2001


                      DIAMOND HITTS PRODUCTION, INC.
          (Exact name of registrant as specified in its charter)

                                Florida
     (State or jurisdiction of  incorporation or organization)

                               000-26668
                      (Commission File Number)

                                65-0036344
               (I.R.S. Employer Identification Number)

92 Corporate Park, Suite C-802, Irvine, California           92606
    (Address of principal executive offices)              (Zip Code)

          Registrant's telephone number:  (800) 660-4292


 (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on May 8, 2001, the independent accountants who were previously engaged as the principal accountants to audit the Registrant's financial statements, Pender Kewkirk & Company, resigned. This accountants' report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item
304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountants' resignation.

(b) Effective on May 8, 2001, the firm of L.L. Bradford & Company has been engaged to serve as the new principal accountants to audit the Registrant's financial statements. The decision to retain this firm was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountants regarding any matter.

                                   SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       Diamond Hitts Production, Inc.



Dated: May 15, 2000                   By: /s/  Mark Crist
                                          Mark Crist, President

                             EXHIBIT INDEX

Number                       Exhibit Description

16     Letter on Change in Certifying Accountant (see below).

                                  EX-16

            LETTER ON CHANGE IN CERTIFYING ACCOUNTANT


Pender Kewkirk & Company
Certified Public Accountants
100 South Ashley Drive Suite 1650
Tampa, Florida 33602
(813) 229-2321


May 15, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Form 8-K

Dear Sir/Madame:

We are addressing this letter in connection with the filing of a Form 8-K to reflect our resignation as principal accountants for Diamond Hitts Production, Inc., a Florida corporation, in compliance with Item 304(a)(3) of Regulation S-B. We agree with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B as set forth in the attached Form 8-K.

Sincerely,



______________________________
Pender Kewkirk & Company